UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2025

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(Address of principal executive offices and zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 3, 2025, Taylor Morrison Home Corporation (the “Company”) issued a press release announcing the pricing of the offering by Taylor Morrison Communities, Inc. (the “Issuer”), its indirect wholly owned subsidiary, of $525.0 million aggregate principal amount of 5.750% senior notes due 2032 (the “Notes”) (the “Notes Offering”). The Notes Offering is expected to close on November 10, 2025, subject to customary conditions.

The Issuer intends to use the net proceeds from the Notes Offering, together with cash on hand, to (i) purchase any and all of the Issuer’s 5.875% Senior Notes due 2027 (the “2027 Notes”) validly tendered and not validly withdrawn in the Tender Offer (as defined below), (ii) redeem all of the 2027 Notes not purchased in the Tender Offer, (iii) redeem in full all of the Issuer’s outstanding 6.625% Senior Notes due 2027 (the “2027 Exchange Notes”) and the outstanding 6.625% Senior Notes due 2027 issued by William Lyon Homes, Inc. (an indirect wholly owned subsidiary of the Issuer) (the “2027 WLH Notes”) and (iv) pay fees and expenses related to the Notes Offering, the Tender Offer and the redemptions.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Notes and related guarantees have not, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The Notes may not be offered or sold within the United States or to U.S. persons absent registration or an applicable exemption. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulations S under the Securities Act. This Current Report does not constitute a notice of redemption nor an offer to sell or the solicitation of an offer to buy any security (including the Notes, the 2027 Notes, the 2027 Exchange Notes and the 2027 WLH Notes), nor shall there be any offer, solicitation or sale of any security, in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward-Looking Statements

This Current Report includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “will,” “can,” “could,” “might,” “should” and similar expressions identify forward-looking statements, including statements related to expected financial, operating and performance results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future. A detailed discussion of such risks and uncertainties is included in our Form 10-K, on file with the Securities and Exchange Commission, in the section titled “Risk Factors,” as updated in TMHC’s subsequent reports filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release is based only on currently available information and speaks only as of the date on which it is made. TMHC undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 3, 2025 relating to the pricing of the Notes Offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taylor Morrison Home Corporation

By:	/s/ Todd Merrill
Name:	Todd Merrill
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: November 3, 2025